Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations		Media
Contact:	Todd Mills	Carmen Duarte
Phone:	781.332.7442	781.332.7268
Email:	ir@onebeacon.com	cduarte@onebeacon.com
Website:	www.onebeacon.com

ONEBEACON REPORTS $13.02 BOOK VALUE PER SHARE

HAMILTON, Bermuda (February 4, 2011) — OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported book value per share of $13.02, an increase of 2.5% for the fourth quarter, including dividends, and 9.4% through twelve months, including dividends on an internal rate of return basis.

Mike Miller, CEO of OneBeacon, said, “We are pleased to finish the year with a 9% growth in book value per share. Solid investment results offset poor underwriting results. Our overall 101% combined ratio for the year was driven by adverse results in businesses we recently exited. Our specialty results were solid, at a 94% combined ratio. After returning significant capital to shareholders and reducing our financial leverage, we emerged as a well-capitalized and focused specialty company.”

For the fourth quarter, comprehensive income was $30 million, net income was $23 million and operating income was $26 million, or $0.28 per share. For the year ended December 31, 2010, comprehensive income was $125 million, net income was $118 million and operating income was $70 million, or $0.74 per share. Operating income is a non-GAAP financial measure which is explained later in this release.

The company’s fourth quarter and full-year results include after tax proceeds of $4 million and $7 million, respectively, from the nonspecialty commercial lines renewal rights agreement with The Hanover Insurance Group for aggregate premium renewals exceeding $200 million. Full-year results additionally include an after tax gain of $25 million on the personal lines transaction net of legal and professional fees, partially offset by a $7 million after tax loss related to the purchase of a portion of the senior notes. The company’s fourth quarter and full-year comprehensive income also includes after tax income of $6 million related to an increase in the overfunded status of the qualified pension plan driven by investments results.

To better align its operating and reporting structure with the company’s go-forward business profile that resulted from the transactions, OneBeacon revised its segment structure during the fourth quarter of 2010.  Financial information for prior periods has been reclassified to conform to this presentation.

Insurance Operations

The fourth quarter GAAP combined ratio was 97.2% as compared to 93.3% for the fourth quarter of 2009, and 100.7% through December 31, 2010 compared to 94.0% for the full-year 2009. The increase in the combined ratio for the quarter was primarily due to an increase in the expense ratio, reflecting specialty lines’ higher acquisition costs as compared to the exited businesses, and other underwriting expenses that have not decreased proportionately with the earned premium reduction associated with the recent transactions. The current accident year loss ratio for the quarter was unchanged, despite higher loss ratios in both specialty and runoff, reflecting the shift in mix toward the better performing specialty business. The increase in the full-year combined ratio was primarily due to large loss activity and catastrophe losses experienced earlier in the year, particularly in the exited businesses. Full-year 2010 results included 4 points of current accident year catastrophe losses compared to 1 point of catastrophe losses last year.

Specialty Insurance Operations’ combined ratio was 93.3% for the fourth quarter and 93.5% for the full year 2010. This compares to 85.5% and 82.6% for the comparable periods in the prior year, with the variance reflecting large loss activity and higher catastrophe losses experienced in certain businesses, as well as lower favorable loss reserve development. Specialty Insurance Operations’ combined ratio benefited from favorable loss reserve development of 4 points and 3 points for the fourth quarter and full year of 2010, compared to 7 points and 9 points for the fourth quarter and full-year 2009, respectively.

Fourth quarter net written premiums were $233 million as compared to $436 million for the fourth quarter of 2009, reflecting the impact of the company’s sale of the nonspecialty commercial lines business and traditional personal lines business. Specialty lines’ premiums were $216 million for the quarter compared to $222 million in 2009, a decrease of 3% driven by competitive market conditions.

For the full year ended December 31, 2010, net written premiums were $1,236 million compared to $1,907 million for the full year 2009, again reflecting the company’s recent divestitures. Specialty lines’ net written premiums were $988 million compared to $946 million in 2009, a 4% increase over the prior year.

Consolidated Investment Results

OneBeacon’s fourth quarter total return on invested assets was 0.6% compared to 1.1% for the fourth quarter of 2009. These results included net realized and unrealized investment losses of $5 million and net investment income of $22 million, compared to net realized and unrealized investment gains of $10 million and net investment income of $33 million for the fourth quarter of 2009.

For the full year, total return on invested assets was 4.9% compared to 9.9% through twelve months of 2009. These results included net realized and unrealized investment gains of $75 million and net investment income of $97 million, compared to net realized and unrealized investment gains of $249 million and net investment income of $126 million through December 31, 2009.

Company to Host Webcast:  OneBeacon will host its fourth quarter and full-year 2010 webcast for analysts and investors at 10:00 a.m. ET on Friday, February 4. A copy of the earnings release, the slide presentation to be referenced during the call and a financial supplement are available on the company’s website: www.onebeacon.com. An audio playback of the teleconference will be available on the website shortly following the webcast.

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon’s underwriting companies offer a range of specialty insurance products sold through independent agencies, regional and national brokers, wholesalers and managing general agencies. The company’s businesses include OneBeacon

Professional Insurance, International Marine Underwriters, Specialty Accident and Health, OneBeacon Entertainment, OneBeacon Energy Group, OneBeacon Government Risks, A.W.G. Dewar (tuition refund), collector cars and boats written through Hagerty Insurance Agency, OneBeacon Technology Insurance, OneBeacon Specialty Property, OneBeacon Property and Inland Marine and OneBeacon Excess and Surplus. The company also offers products and services to assigned risk markets through its AutoOne division. OneBeacon’s insurance businesses are national in scope.

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ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED BALANCE SHEETS

($ in millions)

(Unaudited)

	December 31,	September 30,	December 31,
	2010	2010	2009
Assets
Investment securities:
Fixed maturity investments	$2,415.5	$2,304.4	$2,994.3
Short-term investments	300.0	465.6	544.4
Common equity securities	285.3	262.7	187.6
Convertible bonds	93.8	93.8	170.2
Other investments	171.4	184.3	146.3

Total investments	3,266.0	3,310.8	4,042.8
Cash	33.6	34.6	44.8
Reinsurance recoverable on unpaid losses	1,893.2	1,939.3	2,192.9
Reinsurance recoverable on paid losses	44.5	14.9	15.9
Premiums receivable	275.0	341.1	469.1
Deferred acquisition costs	114.5	128.5	215.0
Ceded unearned premiums	113.9	162.9	49.9
Net deferred tax asset	101.2	107.7	161.1
Investment income accrued	19.4	18.6	29.4
Accounts receivable on unsettled investment sales	5.4	10.4	24.2
Other assets	300.0	338.7	286.9

Total assets	$6,166.7	$6,407.5	$7,532.0

Liabilities
Loss and loss adjustment expense reserves	$3,295.5	$3,390.2	$3,934.8
Unearned premiums	627.5	731.5	1,018.3
Debt	419.6	419.5	620.5
Ceded reinsurance payable	149.3	188.6	24.7
Accounts payable on unsettled investment purchases	14.1	50.6	7.6
Other liabilities	411.8	388.2	478.0

Total liabilities	4,917.8	5,168.6	6,083.9

OneBeacon’s common shareholders’ equity and noncontrolling interests

OneBeacon’s common shareholders’ equity:
Common shares and paid-in surplus	1,000.5	1,000.3	1,009.7
Retained earnings	228.2	225.1	425.5
Accumulated other comprehensive income (loss), after tax:
Net unrealized foreign currency translation losses	—	(0.7)	(0.7)
Other comprehensive income and loss items	0.3	(5.6)	(5.5)

Total OneBeacon’s common shareholders’ equity	1,229.0	1,219.1	1,429.0

Total noncontrolling interests	19.9	19.8	19.1
Total OneBeacon’s common shareholders’ equity and noncontrolling interests	1,248.9	1,238.9	1,448.1

Total liabilities, OneBeacon’s common shareholders’ equity and noncontrolling interests	$6,166.7	$6,407.5	$7,532.0

ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009 (1)	2010	2009 (1)
Revenues:
Earned premiums	$288.3	$488.7	$1,487.7	$1,959.5
Net investment income	21.7	33.1	96.6	125.5
Net realized and unrealized investment (losses) gains	(5.0)	9.5	74.6	248.6
Net other revenues (2)	7.7	23.3	9.6	23.1

Total revenues	312.7	554.6	1,668.5	2,356.7
Expenses:
Loss and loss adjustment expenses	154.7	260.0	930.2	1,121.9
Policy acquisition expenses	65.5	102.3	320.7	389.7
Other underwriting expenses	60.0	93.6	246.5	330.0
General and administrative expenses	3.6	3.7	13.0	13.1
Interest expense on debt	6.2	9.6	29.6	39.7
Accretion of fair value adjustment to loss and loss adjustment expense reserves	—	1.3	—	5.4

Total expenses	290.0	470.5	1,540.0	1,899.8

Pre-tax income	22.7	84.1	128.5	456.9

Income tax benefit (expense) (3)	0.2	(11.5)	(8.6)	(112.8)

Net income including noncontrolling interests	22.9	72.6	119.9	344.1

Less: Net income attributable to noncontrolling interests	—	(0.2)	(1.6)	(2.1)

Net income attributable to OneBeacon’s common shareholders	22.9	72.4	118.3	342.0

Change in foreign currency translation	0.7	(0.1)	0.7	(0.1)
Change in other comprehensive income and loss items (2) (4)	5.9	11.4	5.8	18.9

Comprehensive income attributable to OneBeacon’s common shareholders	$29.5	$83.7	$124.8	$360.8

Earnings per common share - basic and diluted
Net income attributable to OneBeacon’s common shareholders per share	$0.24	$0.76	$1.25	$3.60
Weighted average number of common shares outstanding (5)	94.4	95.1	94.8	95.1

(1)	Certain amounts in the prior period financial statements have been reclassified to conform to the current presentation.
(2)

The year ended December 31, 2009 includes $7.4 million pre-tax expense resulting from the settlement of the Company’s interest rate swap related to the mortgage note within net other revenues. Included in change in other comprehensive income and loss items for the year ended December 31, 2009 is a $4.8 million after tax ($7.4 million pre-tax) increase resulting from the settlement of the interest rate swap.

(3)

The three months and year ended December 31, 2009 include a tax benefit of $15.5 million relating to the settlement of the federal income tax examination of OneBeacon’s U.S. income tax returns for 2003 and 2004.

(4)

The three months and year ended December 31, 2010 include the impact of a $5.9 million after tax increase and a $5.8 million after tax increase, respectively, in OneBeacon’s pension plans primarily related to an increase in the overfunded status of OneBeacon’s qualified pension plan driven by investment results. The three months and year ended December 31, 2009 include the impact of an $11.4 million after tax increase and a $12.1 million after tax increase, respectively, in OneBeacon’s pension plans primarily related to an increase in the overfunded status of OneBeacon’s qualified pension plan driven by investment results. The year ended December 31, 2009 also includes the impact of a $6.8 million after tax increase in OneBeacon’s interest rate swap related to the mortgage note.

(5)	Includes the impact of repurchases of Class A common shares made through the Company’s share repurchase program.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS (1)

($ in millions)

(Unaudited)

For the Three Months Ended December 31, 2010

			Investing,
	Specialty	Other	Financing
	Insurance	Insurance	and Corporate
	Operations	Operations	Operations	Total

Earned premiums	$252.5	$35.8	$—	$288.3
Loss and loss adjustment expenses	(131.1)	(23.6)	—	(154.7)
Policy acquisition expenses	(59.4)	(6.1)	—	(65.5)
Other underwriting expenses	(45.1)	(14.9)	—	(60.0)

Underwriting income (loss)	16.9	(8.8)	—	8.1

Net investment income	—	—	21.7	21.7
Net realized and unrealized investment losses	—	—	(5.0)	(5.0)
Net other revenues (expenses)	1.3	6.5	(0.1)	7.7
General and administrative expenses	(0.8)	—	(2.8)	(3.6)
Interest expense on debt	—	—	(6.2)	(6.2)

Pre-tax income (loss)	$17.4	$(2.3)	$7.6	$22.7

For the Three Months Ended December 31, 2009

			Investing,
	Specialty	Other	Financing
	Insurance	Insurance	and Corporate
	Operations	Operations	Operations	Total

Earned premiums	$244.0	$244.7	$—	$488.7
Loss and loss adjustment expenses	(108.3)	(151.7)	—	(260.0)
Policy acquisition expenses	(57.5)	(44.8)	—	(102.3)
Other underwriting expenses	(42.7)	(50.9)	—	(93.6)

Underwriting income (loss)	35.5	(2.7)	—	32.8

Net investment income	—	—	33.1	33.1
Net realized and unrealized investment gains	—	—	9.5	9.5
Net other revenues (expenses)	0.6	23.2	(0.5)	23.3
General and administrative expenses	(0.4)	—	(3.3)	(3.7)
Interest expense on debt	—	—	(9.6)	(9.6)
Accretion of fair value adjustment to loss and lae reserves	—	(1.3)	—	(1.3)

Pre-tax income	$35.7	$19.2	$29.2	$84.1

(1)

To better align its operating and reporting structure with the Company's business profile as a result of the transactions, OneBeacon revised its segment structure during the fourth quarter of 2010. Financial information for the prior period has been reclassified to conform to this presentation.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS (1)

($ in millions)

(Unaudited)

For the Year Ended December 31, 2010

			Investing,
	Specialty	Other	Financing
	Insurance	Insurance	and Corporate
	Operations	Operations	Operations	Total

Earned premiums	$979.2	$508.5	$—	$1,487.7
Loss and loss adjustment expenses	(539.6)	(390.6)	—	(930.2)
Policy acquisition expenses	(212.7)	(108.0)	—	(320.7)
Other underwriting expenses	(163.6)	(82.9)	—	(246.5)

Underwriting income (loss)	63.3	(73.0)	—	(9.7)

Net investment income	—	—	96.6	96.6
Net realized and unrealized investment gains	—	—	74.6	74.6
Net other revenues (expenses)	2.7	18.7	(11.8)	9.6
General and administrative expenses	(2.3)	(0.1)	(10.6)	(13.0)
Interest expense on debt	—	—	(29.6)	(29.6)

Pre-tax income (loss)	$63.7	$(54.4)	$119.2	$128.5

For the Year Ended December 31, 2009

			Investing,
	Specialty	Other	Financing
	Insurance	Insurance	and Corporate
	Operations	Operations	Operations	Total

Earned premiums	$917.9	$1,041.6	$—	$1,959.5
Loss and loss adjustment expenses	(403.0)	(718.9)	—	(1,121.9)
Policy acquisition expenses	(204.1)	(185.6)	—	(389.7)
Other underwriting expenses	(151.4)	(178.6)	—	(330.0)

Underwriting income (loss)	159.4	(41.5)	—	117.9

Net investment income	—	—	125.5	125.5
Net realized and unrealized investment gains	—	—	248.6	248.6
Net other revenues (expenses)	3.5	23.2	(3.6)	23.1
General and administrative expenses	(2.6)	—	(10.5)	(13.1)
Interest expense on debt	—	—	(39.7)	(39.7)
Accretion of fair value adjustment to loss and lae reserves	—	(5.4)	—	(5.4)

Pre-tax income (loss)	$160.3	$(23.7)	$320.3	$456.9

(1)

To better align its operating and reporting structure with the Company’s business profile as a result of the transactions, OneBeacon revised its segment structure during the fourth quarter of 2010. Financial information for the prior period has been reclassified to conform to this presentation.

ONEBEACON INSURANCE GROUP, LTD.

SUMMARY OF RATIOS AND PREMIUMS (1)

($ in millions)

(Unaudited)

Three Months Ended December 31, 2010

	MGA Business	Specialty Industries	Specialty Products	Specialty Insurance Operations (2)	Other Insurance Operations (3)	Total
Net written premiums	$51.3	$77.8	$87.3	$216.4	$16.8	$233.2
Earned premiums	$69.9	$79.2	$103.4	$252.5	$35.8	$288.3

Ratios
Loss and loss adjustment expenses	48.2%	50.9%	55.2%	51.9%	65.9%	53.7%
Expense	46.6%	43.4%	36.3%	41.4%	58.7%	43.5%
GAAP combined	94.8%	94.3%	91.5%	93.3%	124.6%	97.2%

Three Months Ended December 31, 2009

	MGA Business	Specialty Industries	Specialty Products	Specialty Insurance Operations (2)	Other Insurance Operations (3)	Total
Net written premiums	$54.9	$65.4	$101.9	$222.2	$213.3	$435.5
Earned premiums	$65.8	$74.5	$103.7	$244.0	$244.7	$488.7

Ratios
Loss and loss adjustment expenses	44.9%	49.2%	40.6%	44.4%	62.0%	53.2%
Expense	46.7%	44.0%	35.4%	41.1%	39.1%	40.1%
GAAP combined	91.6%	93.2%	76.0%	85.5%	101.1%	93.3%

Year Ended December 31, 2010

	MGA Business	Specialty Industries	Specialty Products	Specialty Insurance Operations (2)	Other Insurance Operations (3)	Total
Net written premiums	$269.2	$317.6	$401.2	$988.0	$248.3	$1,236.3
Earned premiums	$266.0	$302.2	$411.0	$979.2	$508.5	$1,487.7

Ratios
Loss and loss adjustment expenses	49.8%	54.0%	59.2%	55.1%	76.8%	62.5%
Expense	41.4%	41.8%	33.9%	38.4%	37.5%	38.2%
GAAP combined	91.2%	95.8%	93.1%	93.5%	114.3%	100.7%

Year Ended December 31, 2009

	MGA Business	Specialty Industries	Specialty Products	Specialty Insurance Operations (2)	Other Insurance Operations (3)	Total
Net written premiums	$256.7	$292.3	$397.2	$946.2	$960.5	$1,906.7
Earned premiums	$236.9	$288.5	$392.5	$917.9	$1,041.6	$1,959.5

Ratios
Loss and loss adjustment expenses	49.7%	48.0%	37.3%	43.9%	69.0%	57.3%
Expense	42.1%	41.5%	34.8%	38.7%	35.0%	36.7%
GAAP combined	91.8%	89.5%	72.1%	82.6%	104.0%	94.0%

(1)

To better align its operating and reporting structure with the Company’s business profile as a result of the transactions, OneBeacon revised its segment structure during the fourth quarter of 2010. As part of the resegmentation, agency results for business written on OneBeacon paper and in which OneBeacon has an ownership interest have been reclassified within the underwriting results. Financial information for the prior periods has been reclassified to conform to this presentation.

(2)

Within Specialty Insurance Operations, OneBeacon reports its businesses through three major underwriting units, representing an aggregation of its specialty lines businesses. MGA Business includes Collector Cars and Boats, A.W.G. Dewar and OneBeacon Entertainment. Specialty Industries includes International Marine Underwriters, OneBeacon Technology Insurance, Specialty Accident and Health, OneBeacon Government Risks and OneBeacon Energy Group. Specialty Products includes OneBeacon Professional Insurance (which now includes Financial Services), OneBeacon Property and Inland Marine, OneBeacon Specialty Property and OneBeacon Excess and Surplus.

(3)

Other Insurance Operations includes AutoOne Insurance, a division that offers products and services to assigned risk markets. Other Insurance Operations also includes the nonspecialty commercial lines business that is subject to the renewal rights agreement with The Hanover that began with January 1, 2010 effective dates, the traditional personal lines business that was subject to the sale to Tower completed July 1, 2010, and other run-off business.

ONEBEACON INSURANCE GROUP, LTD.

BOOK VALUE PER SHARE

(in millions, except per share amounts)

(Unaudited)

	December 31,	September 30,	December 31,
	2010	2010	2009
Numerator
OneBeacon’s common shareholders’ equity	$1,229.0	$1,219.1	$1,429.0

Denominator
Common shares outstanding (1)	94.4	94.4	95.1

Book value per share	$13.02	$12.91	$15.03

Growth in book value per share, including dividends, in the quarter (2)	2.5%

Growth in book value per share, including dividends, in the last twelve months (3)	8.8%

Growth in book value per share, including dividends, in the last twelve months on an IRR basis (4)	9.4%

(1)	Includes the impact of repurchases of Class A common shares made through the Company’s share repurchase program.

(2)	Includes a quarterly dividend of $0.21 per share.

(3)

Calculated based on beginning book value per share, dividends paid and ending book value per share, without compounding dividends. Includes dividends of $0.84 per share (a quarterly dividend of $0.21 per share) and a special dividend of $2.50 per share paid in September 2010.

(4)

Internal rate of return (IRR) calculated based on beginning book value per share, dividends paid and ending book value per share. Includes dividends of $0.84 per share (a quarterly dividend of $0.21 per share) and a special dividend of $2.50 per share paid in September 2010.

ONEBEACON INSURANCE GROUP, LTD.

COMPREHENSIVE INCOME, NET INCOME AND OPERATING INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Comprehensive income attributable to OneBeacon’s common shareholders	$29.5	$83.7	$124.8	$360.8

Net income attributable to OneBeacon’s common shareholders	22.9	$72.4	118.3	$342.0

Weighted average common shares outstanding (1)	94.4	95.1	94.8	95.1

Net income attributable to OneBeacon’s common shareholders per share	0.24	$0.76	1.25	$3.60

Net income attributable to OneBeacon’s common shareholders	22.9	$72.4	118.3	$342.0
Less:
Net realized and unrealized investment gains and losses	5.0	(9.5)	(74.6)	(248.6)
Tax effect on net realized and unrealized investment gains and losses	(1.8)	3.3	26.1	87.0
Operating income (2)	$26.1	$66.2	$69.8	$180.4

Weighted average common shares outstanding (1)	94.4	95.1	94.8	95.1

Operating income per share (2)	$0.28	$0.70	$0.74	$1.90

(1)	Includes the impact of repurchases of common shares made through the Company’s share repurchase program.

(2)	Represents a non-GAAP financial measure. See discussion of Non-GAAP financial measures which begins on page 14.

ONEBEACON INSURANCE GROUP, LTD.

COMPREHENSIVE AND OPERATING RETURNS ON AVERAGE EQUITY

($ in millions)

(Unaudited)

Year Ended
December 31, 2010
Numerator:
[A] Comprehensive income attributable to OneBeacon’s common shareholders	$124.8

[B] Operating income (1)	$69.8

		As of	As of
		December 31, 2010	December 31, 2009	Average
Denominator:
[C]	OneBeacon’s common shareholders’ equity	$1,229.0	$1,429.0	$1,329.0

	Less:
	Cumulative net unrealized gains and losses and net foreign currency gains and losses on investments (2)	(150.2)	(157.5)
	Tax effect on cumulative net unrealized gains and losses and net foreign currency gains and losses on investments	52.6	55.1
	Accumulated OCI/L, after-tax	(0.3)	6.2

[D]	Adjusted OneBeacon’s common shareholders’ equity excluding cumulative net unrealized investment gains and losses, after tax, and AOCI/L (1)	$1,131.1	$1,332.8	$1,232.0

Returns:
Comprehensive return on average OneBeacon’s common shareholders’ equity [ A / C]	9.4%

Operating return on average adjusted OneBeacon’s common shareholders’ equity excluding cumulative net unrealized investment gains and losses, after tax, and AOCI/L [ B / D]	5.7%

(1)	Represents a non-GAAP financial measure. See discussion of Non-GAAP financial measures which begins on page 14.
(2)

Cumulative net unrealized gains and losses and net foreign currency gains and losses on investments as of December 31, 2010 and 2009 includes unrealized gains and losses on investments held as well as deferred gains and losses relating to sales of investments to entities under common control.

Discussion of Non-GAAP Financial Measures

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon’s financial performance.

Operating income is a non-GAAP financial measure that excludes net realized and unrealized investment gains or losses and the related tax effects from net income attributable to OneBeacon’s common shareholders.  OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the company to the GAAP measure of net income attributable to OneBeacon’s common shareholders, as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions.  Although key to the company’s overall financial performance, OneBeacon believes that net realized and unrealized investment gains or losses are largely independent of the underwriting decision-making process. The reconciliation of net income attributable to OneBeacon’s common shareholders to operating income is included on page 12.

Adjusted OneBeacon’s common shareholders’ equity excluding cumulative net unrealized investment gains and losses, after-tax, and accumulated other comprehensive income/loss (AOCI/L), the average of which is used in calculating operating returns, is derived by excluding cumulative net unrealized gains and losses and net foreign currency gains and losses on investments, after tax, and accumulated other comprehensive income or loss (AOCI/L) from OneBeacon’s common shareholders’ equity. For the reasons described above, OneBeacon believes that it is appropriate to remove the variability in net unrealized gains and losses and net foreign currency gains and losses on investments and other comprehensive income and loss items when analyzing certain performance measures. The reconciliation of OneBeacon’s common shareholders’ equity, the most closely comparable GAAP measure, to adjusted OneBeacon’s common shareholders’ equity excluding cumulative net unrealized investment gains and losses, after-tax, and AOCI/L is included on page 13.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•                  change in book value per share or return on equity;

•                  business strategy;

•                  financial and operating targets or plans;

•                  incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  expansion and growth of our business and operations; and

•                  future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, fires, explosions, terrorist attacks or severe winter weather;

•                  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•                  the continued availability and cost of reinsurance coverage;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and agents;

•                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors, its agents or its customers;

•                  an economic downturn or other economic conditions adversely affecting its financial position including stock market volatility;

•                  actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•                  the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on the Form 10-K for the fiscal year ended December 31, 2009 filed February 26, 2010.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.